                                                                   EXHIBIT 10.13

                  TECHNOLOGY AND TRADEMARK LICENSE AGREEMENT

This Technology and Trademark License Agreement ("Agreement") by and between PointCast Incorporated ("PCI"), a California corporation with its principal place of business at 501 Macara Avenue, Sunnyvale, CA 94086 and PointCast Japan, L.L.C. ("LLC"), a Delaware limited liability company with its principal place of business at Sumitomoseimei Akasaka Bldg., 3-3-3, Akasaka, Minato-ku, Tokyo, Japan 107, shall be effective as of May 30, 1997 (the "Effective Date").

1.   Definitions.
     -----------

     a. "Client" shall mean PCI's software that presents information from the PointCast Network to Viewers via channels, presented on Viewers' computer monitors through SmartScreen screen savers and the interactive channel viewer module.

     b. "Client-Side Software" shall mean any Localized Versions developed by PCI of the Client and Developers' Tools software.

     c. "Developers' Tools" shall mean PCI's software tools and utilities distributed by PCI to developers of content and/or advertising for distribution on the PointCast Network.

     d. "Licensed Technology" shall mean the Client-Side Software and the Server-Side Technology.

     e. "Localized PointCast Network" shall mean a localized version of the PointCast Network, in the Japanese language, whose operations are located in the Territory, utilizing PCI's Server-Side Technology to broadcast news, information and advertising content via the Internet or corporate intranets, targeted primarily to viewers and corporations in the Territory utilizing the Client-Side Software.

     f. "Localized Version" shall mean a version of software that was created by PCI, if any, by modifying software used in the PointCast Network to create software for use in connection with a Localized PointCast Network.

     g. "PointCast Network" shall mean the public broadcast network of servers, located in the United States and operated by PCI, that delivers news, information and advertising content via the Internet or corporate intranets to the computer screens of Viewers using Client software.

     h. "Server-Side Technology" shall mean Localized Versions of PCI's broadcast server, content formatting, feed handling, back-end statistic tracking and other software required for and used by PCI in the operation of a PointCast Network broadcast data center (the "Server-Side Software"), and trade secrets relating to the installation and integration of broadcast data center hardware, software and staffing (the "Trade Secrets").

     i.  "Territory" shall mean Japan.

     j. "Viewer" shall mean a user who accesses the PointCast Network, or any Localized Version thereof, using Client software.

2.   Licenses.
     --------

     a.  Server-Side Technology.  Subject to the terms and conditions of this
         ----------------------
Agreement, PCI grants to LLC an exclusive license to use the Server-Side Technology for the sole purpose of establishing and maintaining a Localized PointCast Network in the Territory.

     b.  Client-Side Software.  Subject to the terms and conditions of this
         --------------------
Agreement, PCI grants to LLC a license to use, reproduce, market and distribute the object code for the Client-Side Software solely in the Territory.

     c.  Restrictions.  The rights granted in Sections 2(a) and 2(b) may not be
         ------------
sublicensed or transferred to a third party by LLC without the express written consent of PCI. PCI may condition such consent upon the sublicensee entering into a sublicense agreement acceptable to PCI. Notwithstanding the foregoing, LLC may sublicense such rights, as well as the rights granted in Section 2(d), to its wholly owned subsidiary to be formed as a Japanese corporation ("NewCo") pursuant to an agreement that is reasonably acceptable in form and substance to PCI. LLC may not sublicense or transfer any rights to the Server-Side Technology in any event, except as described above to NewCo. In no event may a sublicense granted under this Section to any sublicensee extend rights beyond those granted to LLC under this Agreement.

     d.  Trademarks.  PCI will provide LLC with artwork for PCI's trademarks,
         ----------
tradenames and logos (the "Marks") utilized by PCI in connection with the Client-Side Software. Subject to the terms and conditions of this Agreement, PCI grants LLC the nonexclusive right to use the Marks in the Territory solely in connect ion with the marketing, manufacture, distribution and promotion of the Client-Side Software; provided, however, that: (i) no names or descriptive words
                      --------  -------
or phrases shall be co-joined with the Marks without the prior written consent of PCI; (ii) LLC will comply with any instruction or requirement issued by PCI with respect to the appearance and use of the Marks; (iii) LLC shall use the Marks only in a manner so as to preserve and protect all rights of PCI therein;
(iv) LLC shall not challenge PCI's ownership of the Marks or use or adopt any trademarks which might be confusingly similar to the Marks; (v) LLC shall take all necessary steps and pay all related expenses in connection with protecting the Marks as PCI intellectual property under all applicable trademark, unfair competition or other laws in the Territory, making all applications in PCI's name, if possible, or otherwise assigning to PCI the rights to the resulting marks as soon as possible; and (vi) LLC shall additionally take all necessary steps and pay all related expenses in connection with so protecting any new or modified marks created with the approval of PCI under clause (i) of this Section. All rights in the Marks shall at all times during the term of this Agreement and thereafter be and remain the sole property of PCI. LLC shall have no right to alter or in any way transfer the Marks, and LLC shall provide PCI with reasonable assistance in any efforts to prevent or terminate any infringement, unauthorized use or imitation thereof.

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

     e.  Reservation of Rights.  PCI reserves all rights in the Licensed
         ---------------------
Technology which are not expressly granted to LLC in this Agreement.

     f.  Source Code; Reverse Engineering.  LLC shall have no rights to any
         --------------------------------
source code for the Client-Side Software or Server-Side Software. LLC shall not decompile, reverse engineer or otherwise attempt to derive, obtain or modify the source code for such software.

     g.  No Modification.  LLC shall not modify, translate or create derivative
         ---------------
works of all or any part of the Licensed Technology.

     h.  Proprietary Notices.  LLC agrees to reproduce and include any
         -------------------
copyright or other proprietary rights notices of PCI in all copies, in whole or in part, of the Client-Side Software or Server-Side Software any other physical embodiment of the Licensed Technology. LLC shall not remove any PCI copyright or other proprietary rights notices from any materials provided by PCI to LLC under this Agreement.

     i.  Homogeneous Network.  LLC shall not use the Client-Side Software as
         -------------------
part of a network that does not also use the Server-Side Technology, nor use the Server-Side Technology as part of a network that does not also use the Client-Side Software, nor use the same server(s) in a Localized PointCast Network and in any other broadcast network, without the express written consent of PCI.

     j.  U.S. Government Restricted Rights.  LLC acknowledges, shall state in
         ---------------------------------
every license agreement under which an end user that is an agency, department or entity of the United States Government ("Government") obtains rights to use the Client-Side Software or Server-Side Software, and shall ensure that each such end user understands and agrees, that (i) use, reproduction, release, modification or disclosure of the Client-Side Software and Server-Side Software, or any part thereof, including technical data, is restricted in accordance with Federal Acquisition Regulation ("FAR") 12.212 for civilian agencies and Defense Federal Acquisition Regulation Supplement ("DFARS") 227.7202 for military agencies, (ii) the Client-Side Software and Server-Side Software is a commercial product, which was developed at private expense, and (iii) use of the Client-Side Software and Server-Side Software by any Government agency, department or other agency of the Government is further restricted as set forth in this Agreement.

3.   Payment; Taxes.
     --------------

     a.  License Fees.  The license granted by PCI to LLC under this Agreement
         ------------
is a capital contribution by PCI to LLC having a value of US$2,000,000.00 (two million dollars).

     b.  Taxes.  LLC shall, in addition to any other amounts payable under this
         -----
Agreement, pay all sales, use, value added or other taxes, federal, state or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, excluding only taxes based on PCI's net income. LLC shall hold PCI harmless from all claims and liability arising from LLC's failure to report or pay any such taxes, duties and assessments.

4.   Proprietary Rights and Confidential Information.
     -----------------------------------------------

     a.   Ownership.  Except for the express licenses set forth in Section 2,
          ---------
nothing in this Agreement shall be construed as granting LLC any rights in the Licensed Technology. PCI shall own all rights to the Licensed Technology, including all patent rights, copyrights, trade secret rights and other intellectual property rights and rights to applications therefor (collectively, "Intellectual Property Rights") as well as all rights, including all Intellectual Property Rights, to any inventions, enhancements, improvements or derivative works of or relating to the Licensed Technology, whether made by PCI or LLC. LLC shall take all actions and execute any documents necessary or appropriate to secure in PCI ownership of such rights.

     b.   Confidentiality.  LLC acknowledges that the Licensed Technology, as
          ---------------
well as other information disclosed by PCI to LLC during the term of this Agreement concerning PCI's business, products, proposed new products, licensees and related information, constitutes PCI's confidential and proprietary information ("Confidential Information"). LLC agrees to treat the Confidential Information with at least the degree of care and protection with which it treats its own proprietary and confidential information, but in any event with no less than reasonable care and protection, and to use the Confidential Information only as expressly set forth herein.

     c.   Exceptions.  LLC agrees not to disclose or otherwise make such
          ----------
Confidential Information available to third parties without PCI's prior written consent except to the extent that the Confidential Information (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of LLC; (ii) was known to LLC, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;
(iii) is disclosed with the prior written approval of PCI; (iv) became known to LLC, without restriction, from a source other than PCI without breach of this Agreement by LLC and otherwise not in violation of PCI's rights; or (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that LLC shall use all reasonable efforts to provide prompt, written, and sufficient advance notice thereof to PCI to enable PCI to seek a protective order or otherwise prevent or restrict such disclosure. LLC agrees that LLC will take appropriate action by instruction, agreement, or otherwise with LLC's employees to satisfy LLC's obligations under this Agreement with respect to use, copying, modification, protection and security of Confidential Information.

     d.   Return of Confidential Information.  LLC shall promptly return all
          ----------------------------------
Confidential Information to PCI (i) after termination of this Agreement, or (ii) upon receipt by LLC of written notice from PCI requesting return of such Confidential Information.

5.   Disclaimer of Warranties.
     ------------------------

     ALL LICENSED TECHNOLOGY (INCLUDING SOFTWARE) PROVIDED BY PCI UNDER THIS AGREEMENT IS PROVIDED "AS IS." PCI PROVIDES NO WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO ANY SUCH TECHNOLOGY AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

6.   Indemnity.
     ---------

     LLC agrees to indemnify PCI and hold it harmless against any cost, loss, liability or expense (including attorneys' fees) arising out of claims against PCI which result from LLC's use of the Licensed Technology, distribution of the Client-Side Software or operation of the Localized PointCast Networks.

7.   Limitation of Liability.
     -----------------------

     EACH PARTY AGREES THAT, EXCEPT UNDER SECTION 6 OR IN CONNECTION WITH A BREACH OF SECTION 4 OR ANY INFRINGEMENT OF PCI'S INTELLECTUAL PROPERTY RIGHTS, THE OTHER PARTY'S LIABILITY FOR DAMAGES ARISING OUT OF THIS AGREEMENT SHALL IN NO EVENT EXCEED ONE MILLION DOLLARS (US$1,000,000). EACH PARTY FURTHER AGREES THAT, EXCEPT UNDER SECTION 6 OR IN CONNECTION WITH A BREACH OF SECTION 4 OR ANY INFRINGEMENT OF PCI'S INTELLECTUAL PROPERTY RIGHTS, THE OTHER WILL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE AMOUNTS PAYABLE HEREUNDER ARE BASED IN PART ON THESE LIMITATIONS, AND FURTHER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.   Term and Termination.
     --------------------

     a.   Effective Date and Term.  This Agreement and the licenses granted
          -----------------------
hereunder shall be effective as of the Effective Date and shall continue in perpetuity unless terminated as set forth in this Section 8.

     b.   Termination.  Either party shall have the right to terminate this
          -----------
Agreement and the licenses granted herein effective upon written notice to the other party upon the occurrence the following events: (i) in the event the other party fails to comply with any of the terms and conditions of this Agreement and such default has not been cured within sixty (60) days after written notice to the other party; (ii) in the event the Maintenance and Support Agreement between PCI and NewCo is terminated; (iii) in the event LLC dissolves; or (iv) in the event the other party (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under any U.S., state or other national or governmental statute or law, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.

     c.   Effect of Termination.  The obligations of PCI and LLC in Sections
          ---------------------
2(d)(iv), 3(b), 4, 5, 6, 7, 8 and 9 shall survive termination of this Agreement. Termination of this Agreement shall not relieve either party for any liability that accrued prior to such termination.

9.   Miscellaneous.
     -------------

     a.   Assignment.  All the terms and provisions of this Agreement shall be
          ----------
binding upon and inure to the benefit of the parties to this Agreement and to their respective heirs, successors, assigns and legal representatives, except that LLC shall not assign its rights under this Agreement to anyone without PCI's prior written consent. PCI shall be entitled to assign this Agreement to a successor of all or substantially all of its relevant assets without restriction.

     b.   Entire Agreement.  This Agreement, together with the Exhibits hereto,
          ----------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements between the parties with respect to such subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     c.   Amendment.  This Agreement may be amended only by a written instrument
          ---------
signed by both parties.

     d.   Notices.  Any and all notices, requests, demands and other
          -------
communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a transmittal confirmation, (c) if sent by registered airmail, return receipt requested, postage prepaid, on the sixth business day following the date of deposit in the mail or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

          (i)   If to LLC:

                PointCast Japan, L.L.C.
                Sumitomoseimei Akasaka Bldg.
                3-3-3, Akasaka, Minato-ku
                Tokyo, Japan  107
                Attention:  Hiroshi Kaizuka
                Telephone:  011 81 3 3586 2880
                Facsimile:  011 81 3 3584 6079

          (ii)  If to PCI:

                PointCast Incorporated
                501 Macara Avenue
                Sunnyvale, California 94086
                Attention:  Jim Wickett, SVP
                Telephone:  (408) 990-7000
                Facsimile:  (408) 990-7251

or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

     e.  Severability. In the event of the invalidity of any part or provision
         ------------
of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

     f.  Waiver.  No waiver by any party of any default in the performance of or
         ------
compliance with any provision herein shall be deemed to be a waiver of the performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to any party shall be deemed to exclude any other remedy which would otherwise be available.

     g.  Governing Law.  This Agreement shall in all respects be governed by the
         -------------
laws of the State of California without reference to its principles of conflicts
of laws.   The parties hereby agree that all disputes arising out of this
Agreement shall be subject to the exclusive jurisdiction of and venue in the federal and state courts within Santa Clara County, California. LLC hereby consents to the personal and exclusive jurisdiction and venue of these courts.

     h.  Import and Export Controls.  LLC understands that PCI is subject to
         --------------------------
regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of PCI to provide the Licensed Technology, as well as any technical assistance, shall be subject in all respects to such United States laws and regulations and shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. LLC warrants that it shall comply in all respects with the export and reexport restrictions set forth in the export license (if necessary) for the Technology.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date set forth above.

POINTCAST INCORPORATED                              POINTCAST JAPAN, L.L.C.


By: /s/ Jim Wickett                                 By: /s/ Douglas Boake
   -------------------------------                     -------------------------

Name:   Jim Wickett                                 Name:   Douglas Boake
     -----------------------------                       -----------------------

Title:  Sr. V.P.                                    Title:  Manager
      ----------------------------                        ----------------------

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